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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 18, 2002


                           SALIX PHARMACEUTICALS, LTD.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


            000-23265                                   94-3267443
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      (Commission file Number)                     (IRS Employer ID Number)


      8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code   (919) 862-1000
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Item 5.  Other Events and Regulation FD Disclosure

     On March 18, 2002, Salix Pharmaceuticals, Ltd. issued a press release announcing that the underwriters of its recent public offering of common stock exercised their over-allotment option and purchased from Salix an additional 600,000 shares. After giving effect to the over-allotment shares, a total of 4,600,000 shares of common stock were offered and sold in the offering. The net proceeds to Salix for the entire offering were approximately $57.4 million.

     A copy of this press release is attached as an exhibit.

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

         99.1  Press Release dated March 18, 2002

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SALIX PHARMACEUTICALS, LTD.



Date: March 18, 2002            By:  /s/   Adam C. Derbyshire
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                                     Adam C. Derbyshire
                                     Vice President and Chief Financial
                                     Officer